Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Vincerx Pharma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share

		To be issued under the Vincerx Pharma, Inc. 2020 Stock Incentive Plan	457(a)	2,570,375	$0.62(2)	$1,593,633	0.0001476	$236

		To be issued under the Vincerx Pharma, Inc. 2021 Employee Stock Purchase Plan	457(a)	214,075	$0.53(3)	$113,460	0.0001476	$17

	Total Offering Amounts					$1,707,093		$253

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$253

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the plans described herein in the event of a stock dividend, stock split, reverse stock split, extraordinary dividend, extraordinary distribution, recapitalization, reorganization, merger, combination, consolidation, split-up, spin-off, combination, exchange of shares, rights offering, separation, reorganization, liquidation or similar event.

(2)

Computed in accordance with Rules 457(c) and 457(h) under the Securities Act, solely for the purposes of calculating the registration fee, based on the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Capital Market on June 20, 2024.

(3)

Computed in accordance with Rules 457(c) and 457(h) under the Securities Act, solely for the purposes of calculating the registration fee, based on 85% of the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Capital Market on June 20, 2024. Pursuant to the Vincerx Pharma, Inc. 2021 Employee Stock Purchase Plan, the purchase price of the shares of common stock reserved for issuance thereunder will be 85% of the lower of the fair market value of common stock on the first trading day of the offering period or on the purchase date.